Exhibit 10.14
PHANTOM SHARE UNIT AGREEMENT
UNDER THE IONA TECHNOLOGIES PLC
2006 SHARE INCENTIVE PLAN
Name of Grantee:
Target No. of Phantom Share Units Granted (based on achievement of “Target Performance” of the Revenue and pro-forma Operating Income targets as set forth on Schedule I hereto):
Stretch No. of Phantom Share Units Granted (based on achievement of “Stretch Performance” of the Revenue and pro-forma Operating Income targets as set forth on Schedule I hereto):
Grant Date:
Pursuant to the IONA Technologies PLC 2006 Share Incentive Plan (the “Plan”) as amended through the date hereof, IONA Technologies PLC (the “Company”) hereby grants a Phantom Share Unit award consisting of up to the number of Phantom Share Units listed above (an “Award”) to the Grantee named above. Each “Phantom Share Unit” shall relate to one Ordinary Share, par value €0.0025 per share (“Ordinary Share”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.
1. Restrictions on Transfer of Award. The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until (i) the Phantom Share Units have vested as provided in Section 2 of this Agreement, and (ii) Ordinary Shares have been issued pursuant to Section 5 of this Agreement.
2. Vesting.
          (a) Performance Based Vesting of Phantom Share Units. The Phantom Share Units shall be eligible for vesting in accordance with the performance-based objectives (each, a “Performance-Based Objective”) set forth on Schedule I hereto, so long as the Grantee maintains a Business Relationship with the Company or any of its Subsidiaries upon the achievement of such Performance-Based Objectives. For the purposes hereof, “Business Relationship” shall mean the Grantee’s capacity as an employee, officer, director, consultant or other key person of the Company of any of its Subsidiaries. Phantom Share Units that are eligible for vesting in accordance with this Section 2 shall be referred to as “Performance Vested Phantom Share Units”. Performance Vested Phantom Share Units shall be subject to further time-based vesting as forth in Section 2(b) below. Promptly following the Administrator’s review of the Company’s performance against the Performance Based Objectives and its determination of how many Phantom Share Units shall become Performance Vested Phantom Share Units pursuant to this Award, the Company shall notify the Grantee as to how many Phantom Share Units have become Performance Vested Phantom Share Units in accordance with the terms hereof. Performance Vested Phantom Share Units shall be deemed to have become Performance Vested Phantom Share Units as of                     . Any Phantom Share Units that do not become Performance Vested Phantom Share Units shall lapse, effective as of                     .
          (b) Time-Based Vesting of Phantom Share Units. Performance Vested Phantom Share Units shall be subject to further vesting in accordance with the schedule set forth below, provided in each case that the Grantee maintains a Business Relationship with the Company or any of its Subsidiaries on such Vesting Date.

Incremental Number of
Performance Vested Phantom Share Units subject to
Time-Based Vesting	Time-Based Vesting Date

3. Vesting on Death. If the Grantee’s Business Relationship terminates by reason of the Grantee’s death or the Grantee dies within one (1) month of the termination of the Grantee’s Business Relationship, any Performance Vested Phantom Share Units outstanding on such date shall become fully vested.
4. Lapse. Subject to Section 3, in the event the Grantee’s Business Relationship terminates for any reason prior to an applicable Vesting Date set forth in Section 2(b), all Performance Vested Phantom Share Units that have not vested as of the date of such termination shall immediately lapse on such date. If the Grantee’s Business Relationship terminates for any reason prior to the date on which Phantom Share Units become Performance Vested Phantom Share Units pursuant to Section 2(a), the Phantom Share Units shall lapse as of the date of such termination.
5. Receipt of Ordinary Shares.
          (a) As soon as practicable (but no longer than thirty (30) days) following each Vesting Date set forth in Section 2(b) or upon the full vesting of the Performance Vested Phantom Share Units upon the death of the Grantee pursuant to Section 3, as applicable, the Company shall direct its transfer agent to issue to the Grantee or his or her successors and assigns, as applicable, in book entry form the number of Ordinary Shares equal to the number of Phantom Shares Units credited to the Grantee that have vested pursuant to Section 2(b) and Section 3 of this Agreement on such date in satisfaction of such Phantom Share Units; provided, however, that the issuance of such Ordinary Shares shall be subject to payment in cash by the Grantee to the Company of the par value for each Ordinary Share.
          (b) In each instance above, the issuance of Ordinary Shares shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 8 of this Agreement. The Grantee understands that once Ordinary Shares have been delivered by book entry to the Grantee in respect of the Phantom Shares Units, the Grantee will be free to sell such Ordinary Shares, subject to applicable requirements of federal, national and state securities laws and the Company’s Insider Trading Policy.
6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
7. Transferability of this Agreement. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
8. Tax Withholding. The Grantee shall, not later than the date as of which the value of any Phantom Share Units or other amounts received hereunder first becomes includible in the gross income of the Grantee for U.S. Federal income tax purposes or, if the Grantee is located outside the United States for income tax purposes in the relevant jurisdiction, pay to the Company or a Subsidiary, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. federal, state, or local taxes of any kind or, if the Grantee is located outside the United States, any income taxes, deductions or levies or other deductions of any kind applicable in the relevant jurisdiction, required by law to be withheld by the Company or a Subsidiary with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such amounts from any payment of any kind otherwise due to the Grantee. The Company’s obligation to deliver evidence of book entry (or share certificates) to the Grantee is subject to and conditioned on tax withholding obligations being satisfied by the Grantee. Subject to the consent of the Company, the Grantee may elect in writing, prior to the issuance of Ordinary Shares in satisfaction of the Phantom Share Units, to direct that the Company shall reduce the aggregate number of Ordinary Shares issuable in satisfaction of the Phantom Share Units by the number of such Ordinary Shares having an aggregate Fair Market Value (as of the date of issuance of the Ordinary Shares) equal to the income taxes, deductions, levies and other deductions payable in respect of the issuance of such aggregate number of Ordinary Shares and upon such direction, the Company shall discharge such taxes, deductions, levies and other deductions by payment directly to the relevant authority.
9. No Obligation to Continue Business Relationship. Neither the Company nor any Subsidiary nor the Grantee is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Business Relationship with the Company or any of its Subsidiaries and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary or the Grantee to terminate the Business Relationship of the Grantee with the Company or any of its Subsidiaries at any time. The Award shall not form part of the terms and conditions of employment or engagement between the Grantee and the Company or any Subsidiary and consequently, rights and obligations of the Grantee under the terms and conditions of his office with or employment or engagement by any such company shall not be affected by his receipt of the Award. Accordingly, the Grantee shall have no right to any compensation arising from the loss of his entitlement (for any reason whatsoever) with respect to the Award as a result of the termination of his employment or office (for any reason whatsoever) whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.
10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
11. Amendment. Pursuant to Section 15 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this agreement, but no such action may be taken that adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent.
12. Governing Law. This Agreement is governed by and construed in accordance with the laws of Ireland.

IONA TECHNOLOGIES PLC
By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

Schedule I